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P
R
O                    BROWN & SHARPE MANUFACTURING COMPANY
X
Y           PROXY FOR CLASS A COMMON STOCK AND CLASS B COMMON STOCK

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                              AUGUST __, 1994

     The undersigned appoints each of Henry D. Sharpe, Jr., John M. Nelson and Russell A. Boss proxies with power of substitution to vote for the undersigned at the Special Meeting of Shareholders called for Wednesday, September 28, 1994 at 10:00 A.M., at Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island, and at any adjournments, all shares of stock which the undersigned would be entitled to vote if present in accordance with their judgment upon any matters that may properly come before said meeting and to vote as specified on the reverse.

     A majority of the proxies present and acting at the meeting in person or by substitute (or if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder.
The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Special Meeting and Proxy Statement pertaining to the aforesaid meeting.

     Your Shares of Class A Common Stock on the back are designated "Class A Stock", and your Shares of Class B Common Stock are designated "Class B Stock".

     To approve the Board of Directors' recommendations, simply sign and date the back. You need not mark any boxes.
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                                                                   SEE REVERSE
                                                                      SIDE
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[X] Please mark
    votes as in
    this example.

To consider and vote on a proposal to approve the issuance of shares of Class
A Common Stock, $1.00 par value, of Brown & Sharpe pursuant to the terms of
(i) an acquisition agreement between Brown & Sharpe and Finmeccanica S.p.A, ("Finmeccanica"), as amended, dated as of June 10, 1994 (the "DEA Acquisition Agreement"), and (ii) a shareholders agreement to be entered into between Brown & Sharpe and Finmeccanica in connection with the closing under the DEA Acquisition Agreement.

 FOR   AGAINST   ABSTAIN
 [_]     [_]       [_]

                                                           MARK HERE
                                                          FOR ADDRESS  [_]
                                                           CHANGE AND
                                                          NOTE AT LEFT


                Note: When signing as Executor, Administrator, Trustee, Guardian, etc., add full title. (Sign exactly as name appears on this card.)


This proxy when properly executed will be voted in the manner directed herein. If no direction is made the proxy will be voted FOR the proposal.

Signature:                                        Date
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Signature:                                        Date
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